UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2016 (May 20, 2016)

TRANS ENERGY, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-23530	93-0997412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Second Street, P.O. Box 393, St. Marys, West Virginia 26170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (304) 684-7053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 20, 2016, we notified Morgan Stanley Capital Group, Inc. that we determined that we were in default under numerous provisions under the First Amended Credit Agreement dated as of July 31, 2015 (the “Credit Agreement”) among our subsidiary American Shale Development, Inc., a Delaware corporation (“Borrower”), the lenders party thereto from time to time (the “Lenders”), and Morgan Stanley Capital Group Inc., as administrative agent for such Lenders (in such capacity, “Administrative Agent”). The following defaults currently exist under the Credit Agreement:

1. The Borrower has failed to maintain the Asset Coverage Ratio as set forth in Section 6.21 of the Credit Agreement since September 30, 2015;

2. The Borrower has failed to timely provide the materials required pursuant to Sections 5.06 (r), (u), and (v) for the months ended December 31, 2015, January 31, 2016, February 29, 2016 and March 31, 2016;

3. The Borrower has failed to timely effect the Tug Hill Disposition in accordance with Section 5.19;

4. The Borrower has failed to timely engage a financial advisor reasonably acceptable to Administrative Agent and to commence the related refinancing activities in accordance with Section 5.20;

5. The Borrower has failed to timely provide the annual financial statements pursuant to Section 5.06 (a) for the year ended December 31, 2015;

6. The Borrower has failed to timely provide the Reserve Report pursuant to Section 5.06 (d) for the year ended December 31, 2015;

7. The Borrower has failed to timely provide the Quarterly Report on Hedging pursuant to Section 5.06 (g) for the quarter ended September 30, 2015.

If these defaults under the Credit Agreement are not waived or otherwise resolved within the cure periods provided, the Administrative Agent will have the right to accelerate all of the outstanding indebtedness under the Credit Facility. If the Administrative Agent were to accelerate all of the obligations outstanding under the Credit Facility, we estimate that we would be required to pay approximately $123 million to the Administrative Agent and the Lenders.

We are currently in discussions with the Administrative Agent and the Lenders regarding a potential restructuring of the obligations outstanding under the Credit Agreement. While we hope to close the restructuring as soon as possible, definitive documentation is subject to negotiation. Additionally, we can provide no assurances that we will be able to successfully finalize such a restructuring, that the terms of any such restructuring will be acceptable to us or the timing or closing of such a restructuring.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS ENERGY, INC.

Date: May 23, 2016	By	/s/ John G. Corp
John G. Corp
President

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